SCHEDULE 14A

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                      PROXY STATEMENT PURSUANT TO SECTION 14(A)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.       )

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant   [ ]

          Check the appropriate box:
           [ ]  Preliminary Proxy Statement      [ ]  Confidential, for use
           [ ]  Definitive Proxy Statement            of the Commission
           [X]  Definitive Additional Materials       Only (as permitted by
           [ ]  Soliciting Material Pursuant to       Rule 14a-6(e)(2))
                Rule 14a-11(c) or Rule 14a-12

                                TRIPLE S PLASTICS, INC.
                   (Name of Registrant as Specified in its Charter)

            _____________________________________________________________
               (Name of Person(s) Filing Proxy Statement, if other than
                                   the Registrant)

          Payment of filing fee (check the appropriate box):

          [X]  No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4)   Proposed maximum aggregate value of transaction:

               5)   Total fee paid:

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               1)   Amount Previously Paid:
               2)   Form, Schedule or Registration Statement No.:
               3)   Filing Party:
               4)   Date Filed:



                            [TRIPLE S LETTERHEAD]



   May 29, 2001


   Dear Shareholder:

   We are pleased to announce that on May 25, 2001, Triple S Plastics renewed its merger agreement with Eimo Oyj, a Finnish corporation, pursuant to which a subsidiary of Eimo will merge into Triple S and Triple S will become a wholly owned subsidiary of Eimo. The merger is subject to approval by Triple S's and Eimo's shareholders, and may be subject to regulatory approval. The terms of the renewed agreement and the consideration you will receive for your Triple S shares in the proposed merger are described in the enclosed press release.

   Please be aware that, notwithstanding the renewal of the merger agreement, Triple S still intends to hold its previously scheduled annual meeting of shareholders on June 29, 2001 to elect its directors and to ratify its auditors for the fiscal year ending March 31, 2002. Triple S will hold a special shareholders' meeting at a later date to consider and vote on the proposed merger, and will inform you of the date, time and place at which the special shareholders' meeting will be held in a notice which will be included in the proxy statement/prospectus described below.

   In connection with the upcoming annual meeting of shareholders, we have enclosed copies of our proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2001. Please note that, due to the recent timing of the renewal of the merger agreement, the Form 10-K does not reflect the renewed merger agreement or the new terms of Triple S's proposed merger with Eimo.

   In connection with the proposed merger, Eimo will be filing an amended registration statement and other documents with the Securities and Exchange Commission (SEC). The amended registration statement will contain a new special meeting proxy statement of Triple S and a new prospectus of Eimo. We urge you to read this new combined proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information concerning the proposed merger, among other things. We will mail the new proxy statement/prospectus and the other relevant documents free of charge to shareholders of record of Triple S on the record date to be set for the special shareholders' meeting. You will also be able to obtain the new proxy statement/prospectus and other relevant documents free of charge at the SEC's website, www.sec.gov, or by requesting these documents from Triple S at 7950 Moorsbridge Road, Suite 200, Portage, Michigan 49024, Attention: Corporate Secretary.




   We thank you for your patience and support and look forward to seeing you at the upcoming annual meeting of shareholders.


   Very truly yours,


   /s/ Daniel B. Canavan
   -------------------------
   Daniel B. Canavan
   Chairman of the Board


   _________________
   * This solicitation is being made on behalf of the board of directors of Triple S Plastics. The statements contained in this letter that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Triple S's 2001 Form 10-K, Exhibit 99, filed with the Securities and Exchange Commission.